                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  SYNTEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                  SYNTEL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                  SYNTEL LOGO

April 20, 1998

Dear Shareholder:

     It is my pleasure to invite you to attend the 1998 Annual Meeting of Shareholders of Syntel, Inc. on Monday, May 18, 1998, at 10:00 a.m. The meeting will be held at the DoubleTree Guest Suites, 850 Tower Drive, Troy, Michigan.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting, including the election of a director and a proposal to increase the number of authorized shares of Common Stock.

     Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign and return your proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.

                                          Sincerely,
                                          BHARAT DESAI

                                          Bharat Desai
                                          President and Chief Executive Officer

                                  SYNTEL, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 1998

--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Monday, May 18, 1998, at 10:00 a.m., at the DoubleTree Guest Suites, 850 Tower Drive, Troy, Michigan. The purposes of the Annual Meeting are to:

     1. elect one director for a term of three years;

     2. approve an amendment to the Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000; and

     3. conduct any other business that is properly raised at the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on March 30, 1998 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board
                                          DANIEL M. MOORE

April 20, 1998                            Daniel M. Moore
                                          Secretary

--------------------------------------------------------------------------------

YOU ARE INVITED TO ATTEND THE MEETING, BUT, WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                  SYNTEL, INC.
                           2800 LIVERNOIS, SUITE 400
                              TROY, MICHIGAN 48083

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, MAY 18, 1998

SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying proxy are being distributed to shareholders of Syntel, Inc. (the "Company") in connection with the solicitation of proxies to be used at the 1998 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the DoubleTree Guest Suites, 850 Tower Drive, Troy, Michigan, on Monday, May 18, 1998, at 10:00 a.m.

     The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy were mailed or given to shareholders beginning on or about April 20, 1998. The Company's 1997 Annual Report to Shareholders is also enclosed with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at the Company's expense.

REVOKING A PROXY

     Any person giving a proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your proxy. You may deliver a written notice of revocation, which is dated after the date of the proxy, to the Secretary of the Company at or before the Annual Meeting. You may deliver a later-dated proxy to the Secretary of the Company at or before the Annual Meeting. You may attend the Annual Meeting in person and vote your shares by ballot.

RECORD DATE

     The record date for determining shareholders entitled to vote at the Annual Meeting is March 30, 1998. Each of the 25,450,000 shares of Common Stock of the Company issued and outstanding on that date is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as present at the Annual Meeting to determine whether a quorum exists.

                       MATTERS TO COME BEFORE THE MEETING

                          1. ELECTION OF ONE DIRECTOR

     The Board of Directors is composed of three classes of members, each class being as nearly equal in number as possible. One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified. There are currently five members of the Board.

     One director is to be elected at the Annual Meeting to serve for a term ending at the 2001 Annual Meeting of Shareholders. The nominee named below has been selected by the Board of Directors. Except where the authority to do so has been withheld, it is the intention of the persons named in the Company's proxy to vote to elect the nominee as a director.


     The person receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as a director. "Plurality" means that the nominee who receives the largest number of votes cast is elected as a director. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election. In case the nominee is unable or declines to serve, proxies will be voted for such other person as shall be designated by the Board of Directors to replace such nominee. However, the Board of Directors does not anticipate this will occur.

     Information concerning the nominee for election and the directors continuing in office, with respect to age and positions with the Company or other principal occupations for the past five years, follows. Mr. Desai and Ms. Sethi have been directors of the Company since its formation in 1980. Messrs. Mrkonic, Van Houweling and Choksi were appointed by the Board to fill vacancies created upon increasing the size of the Board after completion of the Company's initial public offering in August 1997.

         NOMINEE FOR ELECTION AS DIRECTOR UNTIL THE 2001 ANNUAL MEETING

     GEORGE R. MRKONIC, age 45, is Vice Chairman of Borders Group, Inc., a retailer of books and music located in Ann Arbor, Michigan. From November 1994 to January 1997, Mr. Mrkonic was also the President of Border's Group, Inc. From November 1990 to November 1994, Mr. Mrkonic was Executive Vice President, Specialty Retail Group at Kmart Corporation, Troy, Michigan. Mr. Mrkonic is also a director of Borders Group, Inc. and Champion Enterprises, Inc.

          DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1999 ANNUAL MEETING

     NEERJA SETHI, age 43, is a co-founder of the Company and has served as its Vice President, Corporate Affairs and as a director since the Company's formation in 1980, and as Secretary and Treasurer from 1980 to March 1996. Ms. Sethi is the spouse of Mr. Desai.


     DOUGLAS E. VAN HOUWELING, age 53, has been Chief Executive Officer and President of the University Corporation for Advanced Internet Development (UCAID) since November 1997. UCAID is the not for profit organization created by the higher education community to support continued development of the Internet through the Internet2 project. Dr. Van Houweling is on leave from the University of Michigan where he is Professor of Information. From December 1984 until November 1997, he was Vice Provost for Information and Technology and from 1995 until November 1997 he was the Dean for Academic Outreach, both at the University.


          DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2000 ANNUAL MEETING

     BHARAT DESAI, age 45, is a co-founder of the Company and has served as its President and Chief Executive Officer and as a director since its formation in 1980. Mr. Desai is the spouse of Ms. Sethi.

     PARITOSH K. CHOKSI, age 45, is Chief Financial Officer of Wink Communications, a developer of interactive television, and has served in that capacity since December 1997. From 1977 through December 1997 Mr. Choksi was associated with the Phoenix American group of companies, and at the end of that period served as Phoenix American's Senior Vice President, Chief Financial Officer and Treasurer and as a director.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $2,000 per Board meeting and $500 per Committee meeting, and all directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings. Each non-employee director is granted an option to purchase 1,000 shares of the Company's Common Stock under the Company's 1997 Stock Option and Incentive Plan at the first Board meeting that he or she attends, which will vest on the first anniversary of the grant date. Thereafter, each non-employee director will be granted an annual option to purchase 1,000 shares of the Company's Common Stock at the first Board meeting of the year he or she attends.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets regularly, at least once each quarter. During 1997, the Board of Directors held one meeting. The standing committees established by the Board of Directors are described below. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     AUDIT COMMITTEE. The Audit Committee is responsible for reviewing with management the financial controls, accounting and reporting activities, and legal and compliance issues of the Company. The Audit Committee reviews the qualifications of the Company's independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit, and reviews non-audit services and related fees. The Audit Committee met one time during 1997. The members of the Audit Committee are Paritosh K. Choksi, Douglas E. Van Houweling (Committee Chairperson) and George R. Mrkonic.


     COMPENSATION COMMITTEE. The Compensation Committee develops and monitors the executive compensation policies of the Company. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The Compensation Committee met one time during 1997. The members of the Compensation Committee are Paritosh K. Choksi (Committee Chairperson), Douglas E. Van Houweling and George R. Mrkonic.


             2. AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE AUTHORIZED COMMON STOCK

     The Company's Restated Articles of Incorporation currently authorize 40,000,000 shares of Common Stock. As of March 30, 1998, the Company had 25,450,000 shares of Common Stock issued and outstanding, and a total of 1,000,000 shares of Common Stock were reserved for issuance under the Company's 1997 Stock Option and Incentive Plan and Employee Stock Purchase Plan. On March 23, 1998 the Company's Board of Directors declared a three-for-two stock split of the Company's Common Stock to be paid on April 22, 1998 to shareholders of record on April 6, 1998, thereby increasing the number of shares issued and outstanding to 38,175,000 as of April 22, 1998.

                               PROPOSED AMENDMENT

     The Board of Directors has adopted a resolution recommending that shareholders approve an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares. If the proposal is approved by the shareholders, the first sentence of Article III of the Restated Articles of Incorporation, which describes the total authorized capital stock of the Company, will be amended to read as follows:

     The total authorized capital stock of the corporation is as follows:

     (i) 100,000,000 shares of Common Stock; and

     (ii) 5,000,000 shares of Preferred Stock.

                         REASONS FOR PROPOSED AMENDMENT

     The Board of Directors believes that the recent stock split makes it advisable to increase the authorized number of shares of Common Stock to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors, including facilitating broader ownership of the Company's Common Stock by effecting an additional stock split or issuing a stock dividend; acquiring other businesses in exchange for shares of the Company's Common Stock; flexibility for possible future financings; and attracting and retaining valuable employees and directors by the issuance of additional stock options or rewards. The Company at present has no commitments, agreements or undertakings to issue any such additional shares.

     The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise. If required by law or regulation, the Company will seek shareholder approval prior to any issuance of shares. The issuance of additional shares of Common Stock could have the effect of diluting existing shareholder earnings per share, book value per share and voting power.


     The proposed increase in the number of authorized shares of Common Stock is not being recommended in response to any known effort to acquire control of the Company and is not part of any series of anti-takeover measures by the Company. Such an increase in the number of authorized shares of Common Stock could, however, enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.


     Adoption of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares not voted (whether by abstention, broker non-votes or otherwise) have the effect of a vote against the proposal.

                              BOARD RECOMMENDATION

             THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     Compensation policies for executive officers are developed and monitored by the Compensation Committee of the Board of Directors. The Committee recommends to the Board of Directors the nature and amount of compensation for all executive officers. This Committee consists of three independent directors who are neither officers nor employees of the Company.

COMPENSATION POLICIES

     The Company's executive compensation policies are designed to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives and performance goals and, as a result, to align the interests of executives with those of shareholders. More specifically, the Company's compensation policies can be summarized as:

     (a) annual base salaries targeted to be competitive with other leading information technologies (IT) services companies with which the Company competes for talent;

     (b) annual cash bonuses based on improved Company performance; and

     (c) long-term incentive-based compensation through the Company's 1997 Stock Option and Incentive Plan and Employee Stock Purchase Plan which is used to link executive performance to shareholder interests, encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

     Each component of compensation (annual base salary, annual cash bonus and long-term performance incentives) is described more fully below.

ANNUAL BASE SALARIES

     Executive salaries are intended to be competitive with other leading IT services companies with which the Company competes for personnel. Executive salary levels are based on level of job responsibility, individual performance and published compensation data for comparable companies.

ANNUAL CASH BONUSES

     Annual incentive-based compensation is provided primarily through cash bonuses. Bonuses are based upon the achievement of specified individual and corporate goals, as well as a review of personal performance which is determined at the discretion of the Committee.

LONG-TERM PERFORMANCE INCENTIVES

     The Committee grants stock options, with ten-year terms at an exercise price equal to the fair market value on the date of grant, having a value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to develop shareholder value and rewards them in proportion to the gain received by other shareholders. The Committee considers the level of stock options granted by comparable IT services companies and the number of Company stock options previously granted in reaching its decision to make additional grants of stock options, but does not have a specific weighting formula for each factor.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on non-discretionary, pre-established performance goals. The Committee believes that both annual incentive bonuses and stock options granted as long-term performance incentives meet the requirements for fully deductible compensation under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION


     The Committee uses the same procedures described above for the other executive officers in setting the annual salary and bonus for Bharat Desai, the Company's Chief Executive Officer. In August 1997, Mr. Desai's salary was adjusted to an annual rate of $300,000. The Committee will evaluate the performance of Mr. Desai at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met. The Committee does not assign relative weights or rankings to particular factors, but makes its determination based upon a consideration of all such factors.


                                          COMPENSATION COMMITTEE
                                          Paritosh K. Choksi
                                          Douglas E. Van Houweling
                                          George R. Mrkonic

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation of the Company's Chief Executive Officer and the other five most highly compensated executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                        ANNUAL COMPENSATION         SECURITIES
                                                     --------------------------     UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION        FISCAL YEAR    SALARY($)        BONUS($)      OPTIONS(#)     COMPENSATION
---------------------------------------------------------------------------------------------------------------
Bharat Desai, President and Chief        1997        $395,682(1)     $  200,000       -0-            -0-
  Executive Officer...............       1996        $420,000        $  350,000       -0-            -0-
                                         1995        $420,000        $1,000,000       -0-            -0-
Neerja Sethi, Vice President,            1997        $270,000(1)     $  100,000       -0-            -0-
  Corporate Affairs...............       1996        $360,000        $  250,000       -0-            -0-
                                         1995        $360,000        $  600,000       -0-            -0-
Richard Baldyga, Vice President,         1997        $187,500        $   60,000       10,000         -0-
  Global Delivery Services(2).....       1996        $180,000        $   20,000       -0-            -0-
                                         1995        $175,000        $   40,000       -0-            -0-
Daniel M. Moore, Vice President,         1997        $139,375        $   65,000       30,000         -0-
  General Counsel and Secretary...       1996        $ 87,619(3)     $   25,000       -0-            -0-
                                         1995           --               --           --             --
Jay Clark, Vice President, Global        1997        $153,333        $   50,000       25,000         -0-
  Infrastructure and Career              1996        $145,000        $   17,500       -0-            -0-
  Administration..................       1995        $140,000        $   30,000       -0-            -0-
John Andary, Chief                       1997        $135,417        $   50,000       30,000         -0-
  Financial Officer...............       1996        $127,500        $   10,000       -0-            -0-
                                         1995        $ 99,248        $   15,000       -0-            -0-

----------------------------------
(1) Effective in August, 1997, Mr. Desai and Ms. Sethi began receiving an annual salary of $300,000 and $96,000, respectively.

(2) Mr. Baldyga ceased employment with the Company on January 30, 1998.

(3) Mr. Moore joined the Company in March 1996.

OPTION GRANTS IN LAST FISCAL PERIOD

     The following table provides information about stock options granted to the persons named in the Summary Compensation Table during the last fiscal year. The table also shows projected hypothetical gains for the options over the full option term, based on assumed annual compound rates of stock price appreciation of 0%, 5% and 10% and have not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                                                                                              POTENTIAL REALIZABLE
                                                                                              VALUE AT ANNUAL RATES
                                                                                           OF STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS (1)                              FOR OPTION TERM
                          -------------------------------------------------------------   -----------------------------
                                        % OF TOTAL
                           NUMBER OF     OPTIONS                  MARKET
                          SECURITIES    GRANTED TO               PRICE ON
                          UNDERLYING    EMPLOYEES    EXERCISE      GRANT
                            OPTIONS     IN FISCAL      PRICE       DATE      EXPIRATION
          NAME            GRANTED (#)      YEAR      ($/SHARE)   ($/SHARE)      DATE        0%         5%        10%
          ----            -----------   ----------   ---------   ---------   ----------     --         --        ---
Bharat Desai............    -0-
Neerja Sethi............    -0-
Richard Baldyga(2)......    10,000           1%        $2.00       $5.00        4/1/07    $30,000   $ 61,400   $109,700
Daniel M. Moore.........    10,000           1%        $2.00       $5.00        4/1/07    $30,000   $ 61,400   $109,700
                            20,000           2%        $9.00       $9.00      12/15/07      -0-     $113,200   $286,800
Jay Clark...............    10,000           1%        $2.00       $5.00        4/1/07    $30,000   $ 61,400   $109,700
                            15,000         1.5%        $9.00       $9.00      12/15/07      -0-     $ 84,900   $215,100
John Andary.............    10,000           1%        $2.00       $5.00        4/1/07    $30,000   $ 61,400   $109,700
                            20,000           2%        $9.00       $9.00      12/15/07      -0-     $113,200   $286,800

----------------------------------
(1) The options granted to all employees have a ten year term and become exercisable in annual installments of 10%, 20%, 30% and 40% of the shares subject to the option on the first, second, third and fourth anniversaries, respectively, of the grant date.

(2) Mr. Baldyga ceased employment with the Company on January 30, 1998, at which time none of his options had vested and were therefore canceled.


AGGREGATED FISCAL YEAR-END OPTION VALUES



     The following table provides information regarding the value of unexercised in-the-money options held at the end of the last fiscal year by the persons named in the Summary Compensation Table. No options were exercised by the named executives during the last fiscal year.



                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                            UNDERLYING                     IN-THE-MONEY
                                                      UNEXERCISED OPTIONS AT            OPTIONS AT FISCAL
                                                        FISCAL YEAR-END(#)                YEAR-END($)(1)
                                                   ----------------------------    ----------------------------
                     NAME                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                     ----                          -----------    -------------    -----------    -------------
Bharat Desai...................................        -0-              -0-            -0-               -0-
Neerja Sethi...................................        -0-              -0-            -0-               -0-
Richard Baldyga(2).............................        -0-           10,000            -0-          $122,500
Daniel M. Moore................................        -0-           30,000            -0-          $227,500
Jay Clark......................................        -0-           25,000            -0-          $201,250
John Andary....................................        -0-           30,000            -0-          $227,500


----------------------------------

(1) Assumes a market price of $14.25 per share, which was the last sale price on December 31, 1997. At March 30, 1998 the last sale price was $38.13 per share.



(2) Mr. Baldyga ceased employment with the Company on January 30, 1998, at which time none of his options had vested and were therefore canceled.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock from August 12, 1997, the date of the initial public offering of the Common Stock, through December 31, 1997, the end of the Company's fiscal year, to the cumulative total shareholder returns for the S&P 500 Stock Index and for an index of peer companies selected by the Company for the same period of time. The peer group index is composed of Cambridge Technology Partners, Inc., CIBER, Inc., Computer Horizons Corp., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., and Sapient Corporation. These companies were selected based on similarities in their service offerings and their competitive position in the industry.

           COMPARISON OF CUMULATIVE TOTAL RETURN FROM AUGUST 12, 1997
       THROUGH DECEMBER 31, 1997 AMONG SYNTEL, INC., S&P 500 STOCK INDEX
                        AND AN INDEX OF PEER COMPANIES*

               MEASUREMENT PERIOD                                       S&P 500          PEER GROUP
             (FISCAL YEAR COVERED)                  SYNTEL, INC.      STOCK INDEX          INDEX
8/12/97                                                        100               100               100
12/31/97                                                       106               105               123

----------------------------------
* Assumes that the value of an investment in the Company's Common Stock and each index was $100 on August 12, 1997 and that all dividends were reinvested.

EMPLOYMENT AGREEMENTS

     MR. DESAI AND MS. SETHI. The Company is a party to employment agreements with Mr. Desai and Ms. Sethi through December 31, 1999, pursuant to which they will continue to serve the Company in their current positions, at initial salaries of $300,000 and $96,000, respectively. Salaries during calendar year 1999 will be determined by the Compensation Committee of the Board of Directors, as will annual bonuses throughout the employment term. The agreements provide that upon termination of employment by the Company for reasons other than for cause (as defined in the agreements), or death, disability or incapacity, the Company shall pay the executive for his or her then salary for the remaining term of the agreement, without reduction for any compensation received from other sources. Under the agreements, Mr. Desai and Ms. Sethi are subject to noncompetition, nonsolicitation and nondisclosure covenants during the employment term and for two years following termination of employment.

                             ADDITIONAL INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management of the Company to have been the beneficial owner of more than five percent of the Company's outstanding Common Stock as of March 30, 1998.

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL       PERCENT
                      NAME AND ADDRESS                          OWNERSHIP        OF CLASS
                      ----------------                          ----------       --------
Neerja Sethi................................................    13,190,900(1)     51.8%
Bharat Desai................................................     8,784,100(2)     34.5%

----------------------------------

(1) Includes 7,100,000 shares of Common Stock held in several trusts for the benefit of Ms. Sethi and her descendants, of which trusts Ms. Sethi is a trustee, and 7,000 shares held in several educational trusts for the benefit of unrelated individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai. The business address of Ms. Sethi is Suite 400, 2800 Livernois, Troy, Michigan 48083.



(2) Includes 100,000 shares of Common Stock held in several trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 3,600 shares held in several educational trusts for the benefit of individuals related to Mr. Desai, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi. The business address of Mr. Desai is Suite 400, 2800 Livernois, Troy, Michigan 48083.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information, as of March 30, 1998, about the beneficial ownership of the Company's Common Stock by the nominee, present directors and named executive officers of the Company, and by all directors and executive officers as a group.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY       PERCENT OF
                            NAME                                OWNED(L)           CLASS
                            ----                              ------------       ----------
John Andary.................................................        2,000           *
Richard Baldyga.............................................        2,000           *
Paritosh K. Choksi..........................................       27,500           *
Jay Clark...................................................        3,600           *
Bharat Desai................................................    8,784,100(2)        34.5%
Daniel M. Moore.............................................        2,000           *
George R. Mrkonic...........................................       20,000           *
Neerja Sethi................................................   13,190,900(3)        51.8%
Douglas E. Van Houweling....................................      -0-
All directors and executive officers as a group (13
  persons)..................................................   22,122,200           86.7%

----------------------------------
* Less than 1%

(1) The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which were unexercised on March 30, 1998: John Andary, 1,000; Jay Clark, 1,000; Daniel M. Moore, 1,000; and all directors and executive officers as a group, 5,500.


(2) Includes 100,000 shares of Common Stock held in several trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 3,600 shares held in several educational trusts for the benefit of individuals related to Mr. Desai, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi.



(3) Includes 7,100,000 shares of Common Stock held in several trusts for the benefit of Ms. Sethi and her descendants, of which trusts Ms. Sethi is a trustee, and 7,000 shares held in several educational trusts for the benefit of unrelated individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai.


CERTAIN TRANSACTIONS

     Prior to the initial public offering of the Company's Common Stock in August 1997, the Company's wholly-owned subsidiary, Syntel Software Limited, an Indian corporation ("Syntel India"), was owned solely by Mr. Desai and Ms. Sethi, the President and Vice President, Corporate Affairs of the Company, respectively. Syntel India performs offshore software development projects. Prior to the initial public offering, the Company purchased all of the shares of Syntel India from Mr. Desai and Ms. Sethi for $7.0 million in cash. The $7.0 million purchase price was based on a valuation performed by independent chartered accountants in India pursuant to guidelines established by the Reserve Bank of India for acquisitions of Indian corporations.

     Also in connection with the initial public offering, the Company, Mr. Desai and Ms. Sethi entered into a mutual indemnification agreement relating to income tax liabilities of the Company, Mr. Desai and Ms. Sethi in connection with the termination of the Company's S corporation status at the time of the offering. The agreement provides that the shareholders, severally (according to their relative percentage ownership of the Common Stock) and not jointly, will indemnify the Company against any unpaid income tax liability of the Company attributable to the period prior to the termination of the Company's S corporation status. The agreement also provides that the Company will indemnify the shareholders against any income tax liability they may incur as a result of a final adjustment to the taxable income of the Company for any period ending after the termination date of the Company's S corporation status which results in a decrease for any period in the Company's taxable income and a corresponding increase in the taxable income of the shareholders.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, except for the following, its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year. The then executive officers of the Company, John Andary, Richard Baldyga, Jay Clark, Bharat Desai, Ken Kenjale, John Kennedy, Venkat Mallya, Daniel Moore and Neerja Sethi, all made a late filing of the Form 3 required upon registration of the Company's stock under Section 12 of the Securities Exchange Act of 1934.

INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand, L.L.P. has served as independent accountants for the Company since 1995. Coopers & Lybrand, L.L.P. was selected by the Board of Directors to serve as the Company's independent accountants for the fiscal year ending December 31, 1998. It is anticipated that a representative of Coopers & Lybrand, L.L.P. will be present at the meeting, will have an opportunity to make a statement, and will respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals to be presented at the 1999 Annual Meeting must be received by the Company not later than December 21, 1998 if they are to be included in the Company's Proxy Statement for the 1999 Annual Meeting. Such proposals should be addressed to the Secretary at the Company's executive offices.

     Shareholder proposals to be presented at the 1999 Annual Meeting or any Special Meeting which are not to be included in the Company's Proxy Statement for that meeting must be received by the Company not less than 60 nor more than 90 days before the date of the meeting or no later than 10 days after the day of the public announcement of the date of the meeting in accordance with the procedures contained in the Company's Bylaws.

OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          DANIEL M. MOORE

                                          Daniel M. Moore
                                          Secretary

April 20, 1998

PROXY                                                                     PROXY

                                 SYNTEL, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS--MAY 18, 1998


     The undersigned appoints Bharat Desai, John Andary and Daniel M. Moore, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Syntel, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 18, 1998, or at any adjournment thereof.

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR PROPOSAL NO. 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES' JUDGMENT.

         PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                                 SYNTEL, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  //


                                                                 FOR    WITHHOLD   FOR ALL
1.  ELECTION OF DIRECTOR--                                       ALL       ALL     EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE:
    NOMINEE:  GEORGE R. MRKONIC                                 [ ]       [ ]     [ ]
                                                                                      ----------------------------------------------
                                                                                       (NOMINEE EXCEPTION)
                                                                 FOR    AGAINST  ABSTAIN
2.  APPROVE AMENDMENT OF THE RESTATED ARTICLES OF                [ ]       [ ]     [ ]
    INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
    SHARES OF COMMON STOCK.




                                                                                     DATED:                                  ,  1998
                                                                                           ----------------------------------

                                                             SIGNATURE(S)
                                                                          ----------------------------------------------------------

                                                             -----------------------------------------------------------------------
                                                             (PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR
                                                             HEREON.  IF YOU SIGN AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                                             GUARDIAN, CUSTODIAN, OR CORPORATE OFFICER, PLEASE GIVE YOUR FULL TITLE
                                                             IN SUCH CAPACITY.)

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


                                                      YOUR VOTE IS IMPORTANT!

                                    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE.

